Exhibit 99.1

News Release

CONTACT:	Bradley S. Adams (Analysts) (513) 534-0983 Roberta R. Jennings (Media) (513) 579-4153	FOR IMMEDIATE RELEASE October 14, 2004

FIFTH THIRD BANCORP REPORTS 15 PERCENT INCREASE

IN THIRD QUARTER EARNINGS PER DILUTED SHARE

Fifth Third Bancorp’s 2004 third quarter earnings per diluted share were $.83, an increase of 15 percent over $.72 per diluted share for the same period in 2003. Third quarter net income totaled $471 million, a 13 percent increase over third quarter 2003’s net income of $417 million. Third quarter return on average assets (ROA) and return on average equity (ROE) were 1.95 percent and 21.1 percent, respectively, compared to 1.85 percent and 19.3 percent in 2003’s third quarter. Third quarter 2004 earnings were positively impacted by a $27 million decrease in the reserve for credit losses and the corresponding decrease in the provision for loan and lease losses resulting from the recent improvement and expected stability in credit quality trends.

“It’s gratifying to deliver strong growth to our shareholders in what continues to be a difficult operating environment,” stated George A. Schaefer, Jr., President and CEO of Fifth Third Bancorp. “This quarter’s results offer reason for optimism in a number of areas including strong deposit growth trends, strong credit quality performance and controlled expense levels. However, a prolonged period of extremely low interest rates continues to pressure spread revenues and the relative value provided by a well-capitalized balance sheet and strong deposit franchise has continued to diminish. In the face of the resulting slowdown in revenue growth, Fifth Third has been intently focused on investing for the future growth of your company by continuing to build best-in-class retail banking center networks in our larger markets as represented by the opening of our 1,000th banking center in August. We have also continued to hire talented and experienced sales people throughout our footprint by continuing to deliver products and services through a business model that encourages entrepreneurial thinking and high-touch customer service. These efforts, combined with a core competency in deposit growth and strong underlying trends in our payment processing and asset management businesses, demonstrate our commitment and focus in overcoming these challenges and delivering growth to our shareholders now and in the future.”

“In August, Fifth Third announced an agreement to acquire First National Bankshares of Florida, Inc., a $5.3 billion asset bank holding company with a presence in deposit rich markets including Orlando, Tampa and the west coast of Florida. When the acquisition is complete, Fifth Third will have over 90 banking centers and more than $6 billion in assets in Florida. The combined franchise will feature an experienced local management team, a compelling opportunity to expand our asset management business and attractive demographic trends including a large Midwestern client base already familiar with Fifth Third. We believe that improved sales management practices, increased resources and product capabilities and continued de-novo expansion delivered through a local market operating model will drive impressive growth for many years to come. We are extremely optimistic about the opportunities in the market and expect Fifth Third Bank (Florida) to become a much larger and increasingly valuable part of your company.”

Noninterest Income

Investment Advisory revenues increased by four percent over the same quarter last year and 12 percent on a year-to-date basis primarily as a result of sales momentum across numerous product lines including retail brokerage and institutional asset management. Fifth Third expects near and intermediate term revenue growth to be driven by the degree of success in continuing to grow the institutional money management business and in penetrating a large middle market commercial customer base with retirement and wealth planning services. Fifth Third Investment Advisors, among the largest money managers in the Midwest, has $34 billion in assets under management and $176 billion in assets under care.

Fifth Third Processing Solutions, our electronic payment processing division, delivered a six percent increase in revenues over the third quarter of last year. Comparisons to prior periods are impacted by the April 1, 2004 sale of certain out-of-footprint third-party sourced merchant processing contracts acquired through previous acquisitions that neither met Fifth Third’s return requirements nor offered additional cross-selling opportunities. The revenue previously realized from these sold merchant contracts represents a reduction of approximately $22 million in quarterly revenue previously reported as a component of electronic payment processing revenues. Exclusive of the impact of the above referenced item in the prior year period, third quarter revenues increased by 26 percent on a core basis over the same quarter last year primarily on the strength of new business and strong results from both merchant processing and electronic funds transfer; comparisons being provided to supplement an understanding of these fundamental revenue trends.

Successful sales of retail and commercial deposit accounts and corporate treasury management products fueled an increase in deposit service revenues of seven percent over the same quarter last year and 10 percent on an annualized sequential basis. Third quarter results were highlighted by a 13 percent increase in commercial deposit based revenues over the same quarter last year on the strength of Fifth Third’s continuing focus on sales force additions, new customer acquisition and cross-sell initiatives within its core middle-market commercial banking franchise. Retail deposit based revenues continue to show improvement and posted 15 percent annualized sequential growth.

Mortgage Banking net service revenue totaled $49 million in the third quarter compared to $61 million last quarter and $75 million in 2003’s third quarter. Mortgage originations totaled $1.7 billion in the third quarter versus $2.8 billion last quarter and $4.9 billion in the third quarter of last year. Third quarter mortgage banking net service revenue was comprised of $45 million in total mortgage banking fees and loan sales, plus $25 million of gains and mark-to-market adjustments on both settled and outstanding free-standing derivative financial instruments and less $21 million in net valuation adjustments and amortization on mortgage servicing rights. The mark-to-market adjustments and settlement of free-standing derivative financial instruments and corresponding valuation adjustments resulted from interest rate volatility and the resulting impact of changing prepayment speeds on the mortgage servicing portfolio. The mortgage servicing asset, net of the valuation reserve, was $334 million at September 30, 2004 on a servicing portfolio of $23.5 billion, compared to $341 million last quarter on a servicing portfolio of $23.9 billion.

Other noninterest income totaled $137 million in the third quarter, compared to $269 million last quarter and $171 million in the third quarter of last year. Third quarter 2003 results were impacted by a $22 million gain on the securitization and sale of $903 million of home equity lines of credit. Second quarter 2004 results included a pre-tax gain of approximately $148 million ($85 million after-tax) on the sale of certain third-party sourced merchant processing contracts. Third quarter 2004 results include a $9 million pre-tax gain on the sale of certain small merchant processing contracts. Exclusive of these items, other noninterest income experienced modest increases across nearly all sub-categories relative to last quarter with decreases relative to the same period last year largely concentrated in loan and lease fees.

Balance Sheet Trends

Commercial customer additions and strong retail transaction account growth from a successful third quarter deposit campaign resulted in strong deposit trends in the third quarter of 2004. Compared to the second quarter of 2004, average transaction account balances increased by $1.6 billion, or 15 percent on an annualized sequential basis. Compared to the same quarter last year, average transaction account balances increased by seven percent highlighted by a 15 percent increase in average demand deposits. Fifth Third is intently focused on generating growth in customers and deposit balances and remains confident in its ability to competitively price and generate growth through an increasing interest rate environment. Deposit comparisons to the third quarter of 2003 are impacted by the addition of approximately $767 million in total deposits in conjunction with the second quarter 2004 acquisition of Franklin Financial Corporation. Exclusive of the impact of this transaction, average transaction account balances increased by six percent over the same quarter last year; comparisons being provided to supplement an understanding of the fundamental deposit trends.

Loan and lease balances exhibited good growth with period end loans and leases held for investment increasing by $1.4 billion from last quarter, or 10 percent on an annualized sequential basis. On an average basis, total loans and leases increased by seven percent over the same quarter last year. Period end commercial loan and lease balances increased by 14 percent over the same quarter last year and by $509 million, or seven percent on an annualized basis, from last quarter. Direct installment loan originations remained solid during the third quarter and totaled $1.8 billion, compared to $2.0 billion last quarter, with period-end balances increasing by four percent over the third quarter of last year and seven percent on an annualized sequential basis. Loan and lease comparisons to prior periods are impacted by the securitization and sale of $750 million of automotive loans in the second quarter of 2004 and the addition of approximately $581 million in total loans in conjunction with the second quarter 2004 acquisition of Franklin Financial Corporation. Exclusive of the impact of these transactions, total commercial loan and lease balances increased 12 percent and total consumer loan and lease balances, excluding residential mortgages, increased six percent over the same quarter last year; comparisons being provided to supplement an understanding of fundamental lending trends.

Compared to the third quarter of 2003, net interest income on a fully-taxable equivalent basis increased four percent resulting from eight percent growth in average earning assets despite a 10 basis point (bp) decrease in the net interest margin. Sequentially, net interest income on a fully-taxable equivalent basis decreased by $5 million despite good growth in average earning assets due to 12 bp of contraction in the net interest margin. The contraction in the net interest margin from last quarter resulted from efforts to reduce interest rate risk and improve the long-term profile of Fifth Third. These efforts included (i) the termination of approximately $2.2 billion in notional of receive-fixed/pay-variable interest rate swaps resulting in an approximate $4 million negative impact to net interest income from the loss of positive spread and termination charges in the third quarter, (ii) increased rates offered on interest-bearing deposit accounts in order to improve the funding profile resulting in a 21 bp increase in the average rate paid on interest bearing deposits and (iii) increased contribution of variable investment securities in the available-for-sale portfolio from 7 percent at December 31, 2003 to 15 percent at September 30, 2004. These initiatives, combined with strong loan and deposit sales results, have greatly improved Fifth Third’s balance sheet positioning for rising short-term interest rates. Fifth Third will aggressively pursue deposit growth as the key determinant to future margin and net interest income performance trends.

Credit Quality

Credit quality metrics and trends continued to improve in the third quarter. Third quarter net charge-offs as a percentage of average loans and leases were 40 bp, compared to 43 bp last quarter and 59 bp in the third quarter of last year. Nonperforming assets were 48 bp of total loans, leases and other assets, including other real estate owned at September 30, 2004, improved from the 50 bp posted last quarter. Net charge-offs for the quarter were $57 million, compared to $59 million last quarter and $75 million in the third quarter of 2003. The third quarter provision for loan and lease losses totaled $30 million, compared to $88 million last quarter and $112 million in the same quarter last year. Overall, the level of nonperforming loans and total nonperforming assets have continued to improve in 2004 and have decreased by 23 percent and 13 percent, respectively, compared to third quarter of 2003. As a result of this improving credit experience, the overall expected stability in credit quality trends and improved overall loss rates within the commercial portfolio, Fifth Third realized a $27 million decrease in the reserve for credit losses during the third quarter. The reserve for credit losses represents 1.35 percent of total loans and leases outstanding as of September 30, 2004, compared to 1.43 percent as of June 30, 2004 and 1.49 percent as of September 30, 2003.

Noninterest Expense

Third quarter noninterest expense decreased two percent over the same period last year and decreased by 13 percent from last quarter. Comparisons to last quarter are impacted by a charge of $78 million related to the early retirement of approximately $1 billion of Federal Home Loan Bank advances in the second quarter of 2004. Excluding the impact of this item, noninterest expense decreased by approximately $21 million from last quarter. Fifth Third’s third quarter efficiency ratio was 46.8 percent, compared to 48.9 percent last quarter and 46.4 percent in the third quarter of last year. Fifth Third is continuing to focus on efficiency initiatives as part of a core emphasis on operating leverage. These initiatives include increasing process automation, an increased emphasis on required returns on invested capital and related opportunities for continued growth in 2004 and years to come. Fifth Third is also investing significantly in its retail distribution network as evidenced by the opening of 59 new banking centers that did not involve consolidation of existing facilities since the beginning of the year.

Conference Call

Fifth Third will host a conference call to discuss these third quarter financial results at 8:30 a.m. (Eastern Daylight Time) today. Investors, analysts and other interested parties may dial into the conference call at 877-309-0967 for domestic access and 706-679-3977 for international access (password: Fifth Third). A replay of the conference call will be available for approximately seven days by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode: 1380259#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $98.3 billion in assets, operates 17 affiliates with 1,005 full-service Banking Centers, including 130 Bank Mart® locations open seven days a week inside select grocery stores and 1,872 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee and West Virginia. The financial strength of Fifth Third’s Ohio and Michigan banks continues to be recognized by rating agencies with deposit ratings of AA- and Aa1 from Standard & Poor’s and Moody’s, respectively. Additionally, Fifth Third Bancorp continues to maintain the highest short-term ratings available at A-1+ and Prime-1 and is recognized by Moody’s with one of the highest senior debt ratings for any U.S. bank holding company of Aa2. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Fifth Third Processing Solutions. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded through the NASDAQ® National Market System under the symbol “FITB.”

This release may contain forward-looking statements about Fifth Third Bancorp, First National Bankshares and/or the combined company within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third Bancorp, First National Bankshares and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third, First National Bankshares and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, First National Bankshares and/or the combined company or the businesses in which Fifth Third, First National Bankshares and/or the combined company are engaged; (8) difficulties in combining the operations of First National Bankshares and/or other acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of Fifth Third after the merger are included in Fifth Third’s and First National Bankshares’ filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third or First National Bankshares.

Investors and security holders are advised to read the proxy statement/prospectus regarding the transaction referenced in this document when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Commission by Fifth Third Bancorp and First National Bankshares. Security holders may receive a free copy of the proxy statement/prospectus (when available) and other related documents filed by Fifth Third Bancorp and First National Bankshares at the Commission’s website at http://www.sec.gov and/or from Fifth Third Bancorp and First National Bankshares.

First National Bankshares and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of First National Bankshares with respect to the transaction contemplated by the definitive agreement. Information regarding such officers and directors is included in First National Bankshares’ proxy statement for its 2004 Annual Meeting of Shareholders filed with the Commission on March 12, 2004. This document is available free of charge at the Commission’s website at http://www.sec.gov and/or from First National Bankshares.

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FIFTH THIRD BANCORP AND SUBSIDIARIES
Quarterly Financial Review for September 30, 2004
Table of Contents	Page

Earnings Review:
Financial Highlights	8-9
Consolidated Statements of Income	10-11
Consolidated Statements of Changes in Shareholders’ Equity	12
Condensed Consolidated Quarterly Statements of Income (Taxable Equivalent)	13
Noninterest Income and Noninterest Expenses	14

Financial Condition:
Consolidated Balance Sheets	15
Loans and Leases Serviced	16
Consolidated Average Balance Sheets, Yields (Taxable Equivalent) and Rates	17-18
Regulatory Capital . . . . . . . . . . .	19
Asset Quality	20

FIFTH THIRD BANCORP AND SUBSIDIARIES

Financial Highlights

(unaudited)

	For the Three Months Ended
	September 30, 2004	September 30, 2003	Percent Change
Earnings ($ in millions, except per share data)
Net Interest Income (Taxable Equivalent)	$766	735	4.3
Net Income Available to Common Shareholders	471	417	12.7

Earnings Per Share:
Basic	0.84	0.73	15.1
Diluted	0.83	0.72	15.3

Key Ratios (percent)
Return on Average Assets (ROA)	1.95%	1.85	5.4
Return on Average Equity (ROE)	21.1	19.3	9.3
Net Interest Margin (Taxable Equivalent)	3.42	3.52	(2.8)
Efficiency	46.8	46.4	0.9
Average Shareholders’ Equity to Average Assets	9.22	9.57	(3.7)
Risk-Based Capital (a):
Tier 1 Capital	10.70	11.22	(4.6)
Total Capital	12.85	13.76	(6.6)
Tier 1 Leverage	9.12	9.21	(1.0)

Common Stock Data
Cash Dividends Declared Per Share	$0.32	0.29	10.3
Book Value Per Share	16.11	15.24	5.7
Market Price Per Share:
High	54.07	59.44	(9.0)
Low	46.59	52.50	(11.3)
End of Period	49.22	55.54	(11.4)
Price/Earnings Ratio (b)	15.68	20.05	(21.8)
	For the Nine Months Ended
	September 30, 2004	September 30, 2003	Percent Change
Earnings ($ in millions, except per share data)
Net Interest Income (Taxable Equivalent)	$2,296	2,200	4.4
Net Income Available to Common Shareholders	1,348	1,223	10.3

Earnings Per Share:
Basic	2.40	2.13	12.7
Diluted	2.37	2.10	12.9

Key Ratios (percent)
Return on Average Assets (ROA)	1.91%	1.89	1.1
Return on Average Equity (ROE)	20.6	18.6	10.8
Net Interest Margin (Taxable Equivalent)	3.52	3.65	(3.6)
Efficiency	47.6	46.3	2.8
Average Shareholders’ Equity to Average Assets	9.28	10.15	(8.6)

Common Stock Data
Cash Dividends Declared Per Share	$0.96	0.84	14.3
Market Price Per Share:
High	60.00	62.15	(3.5)
Low	46.59	47.05	(1.0)
(a)	September 30, 2004 risk-based capital ratios are estimated.
(b)	Based on the most recent twelve-month earnings per diluted share and end of period stock prices.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Financial Highlights

(unaudited)

Values Per Share

	Book Value Per Share				Market Price Range Per Share
	March 31	June 30	September 30	December 31	Low	High
1999	$9.78	$9.64	$9.63	$9.91	$38.58	$50.29
2000	10.07	10.42	10.82	11.83	29.33	60.88
2001	12.33	12.40	12.97	13.31	45.69	64.77
2002	13.59	14.31	14.69	14.98	55.26	69.70
2003	15.31	15.25	15.24	15.29	47.05	62.15
2004	15.77	14.97	16.11		46.59	60.00

Earnings Per Share, Basic
	For the Three Months Ended
	March 31	June 30	September 30	December 31		Year-to-Date
1999	$0.42	$0.41	$0.42	$0.30		$1.55
2000	0.43	0.39	0.51	0.53		1.86
2001	0.49	0.18	0.44	0.63		1.74
2002	0.63	0.65	0.67	0.69		2.64
2003	0.68	0.72	0.73	0.78		2.91
2004	0.76	0.80	0.84			2.40

Earnings Per Share, Diluted
	For the Three Months Ended
	March 31	June 30	September 30	December 31		Year-to-Date
1999	$0.41	$0.40	$0.41	$0.30		$1.53
2000	0.43	0.38	0.50	0.52		1.83
2001	0.48	0.18	0.43	0.61		1.70
2002	0.62	0.64	0.66	0.67		2.59
2003	0.67	0.71	0.72	0.77		2.87
2004	0.75	0.79	0.83			2.37

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Statements of Income

(unaudited) ($ in millions, except per share data)

	For the Three Months Ended
	September 30, 2004	September 30, 2003
Interest Income
Interest and Fees on Loans and Leases	$721	676
Interest on Securities:
Taxable	310	293
Exempt from Income Taxes	11	13
Total Interest on Securities	321	306
Interest on Other Short-Term Investments	1	1
Total Interest Income	1,043	983
Interest Expense
Interest on Deposits:
Interest Checking	47	43
Savings	16	14
Money Market	10	7
Other Time	45	49
Certificates - $100,000 and Over	9	12
Foreign Office	12	9
Total Interest on Deposits	139	134
Interest on Federal Funds Purchased	17	19
Interest on Short-Term Bank Notes	5	-
Interest on Other Short-Term Borrowings	23	14
Interest on Long-Term Debt	102	91
Total Interest Expense	286	258
Net Interest Income	757	725
Provision for Credit Losses	30	112
Net Interest Income After Provision for Credit Losses	727	613
Noninterest Income
Electronic Payment Processing Revenue	152	143
Service Charges on Deposits	134	125
Mortgage Banking Net Revenue	49	75
Investment Advisory Revenue	88	85
Other Noninterest Income	137	171
Operating Lease Revenue	35	66
Securities Gains, Net	16	15
Total Noninterest Income	611	680
Noninterest Expense
Salaries, Wages and Incentives	252	249
Employee Benefits	64	61
Equipment Expenses	22	21
Net Occupancy Expenses	45	36
Operating Lease Expenses	24	50
Other Noninterest Expense	237	240
Total Noninterest Expense	644	657
Income from Continuing Operations Before Income Taxes and Cumulative Effect	694	636
Applicable Income Taxes	223	209
Income from Continuing Operations Before Cumulative Effect	471	427
Income from Discontinued Operations, Net of Tax	-	1
Income Before Cumulative Effect	471	428
Cumulative Effect of Change in Accounting Principle, Net of Tax	-	(10)
Net Income	$471	418
Net Income Available to Common Shareholders (a)	$471	417
Basic Earnings Per Share:
Income from Continuing Operations	$0.84	0.75
Income from Discontinued Operations	-	-
Cumulative Effect of Change in Accounting Principle, Net	-	(0.02)
Net Income	$0.84	0.73
Diluted Earnings Per Share:
Income from Continuing Operations	$0.83	0.74
Income from Discontinued Operations	-	-
Cumulative Effect of Change in Accounting Principle, Net	-	(0.02)
Net Income	$0.83	0.72
(a)	Dividend on Preferred Stock is $.185 million for the three months ended September 30, 2004 and 2003.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Statements of Income

(unaudited) ($ in millions, except per share data)

	For the Nine Months Ended
	September 30, 2004	September 30, 2003
Interest Income
Interest and Fees on Loans and Leases	$2,072	2,042
Interest on Securities:
Taxable	925	920
Exempt from Income Taxes	34	38
Total Interest on Securities	959	958
Interest on Other Short-Term Investments	2	3
Total Interest Income	3,033	3,003
Interest Expense
Interest on Deposits:
Interest Checking	118	144
Savings	36	52
Money Market	23	25
Other Time	130	166
Certificates - $100,000 and Over	22	39
Foreign Office	39	29
Total Interest on Deposits	368	455
Interest on Federal Funds Purchased	52	61
Interest on Short-Term Bank Notes	9	-
Interest on Other Short-Term Borrowings	56	41
Interest on Long-Term Debt	279	276
Total Interest Expense	764	833
Net Interest Income	2,269	2,170
Provision for Credit Losses	201	306
Net Interest Income After Provision for Credit Losses	2,068	1,864
Noninterest Income
Electronic Payment Processing Revenue	449	415
Service Charges on Deposits	389	360
Mortgage Banking Net Revenue	154	244
Investment Advisory Revenue	278	247
Other Noninterest Income	545	469
Operating Lease Revenue	129	66
Securities Gains, Net	42	79
Securities Gains, Net - Non-Qualifying Hedges on Mortgage Servicing	-	3
Total Noninterest Income	1,986	1,883
Noninterest Expense
Salaries, Wages and Incentives	752	787
Employee Benefits	205	186
Equipment Expenses	61	61
Net Occupancy Expenses	137	113
Operating Lease Expenses	94	50
Other Noninterest Expense	791	695
Total Noninterest Expense	2,040	1,892
Income from Continuing Operations Before Income Taxes, Minority Interest and Cumulative Effect	2,014	1,855
Applicable Income Taxes	665	605
Income from Continuing Operations Before Minority Interest and Cumulative Effect	1,349	1,250
Minority Interest, Net of Tax	-	(20)
Income from Continuing Operations Before Cumulative Effect	1,349	1,230
Income from Discontinued Operations, Net of Tax	-	3
Income Before Cumulative Effect	1,349	1,233
Cumulative Effect of Change in Accounting Principle, Net of Tax	-	(10)
Net Income	$1,349	1,223
Net Income Available to Common Shareholders (a)	$1,348	1,223
Basic Earnings Per Share:
Income from Continuing Operations	$2.40	2.14
Income from Discontinued Operations	-	0.01
Cumulative Effect of Change in Accounting Principle, Net	-	(0.02)
Net Income	$2.40	2.13
Diluted Earnings Per Share:
Income from Continuing Operations	$2.37	2.11
Income from Discontinued Operations	-	0.01
Cumulative Effect of Change in Accounting Principle, Net	-	(0.02)
Net Income	$2.37	$2.10
(a)	Dividend on Preferred Stock is $.555 million for the nine months ended September 30, 2004 and 2003.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders’ Equity

(unaudited) ($ in millions, except per share data)

	For the Three Months Ended
	September 30, 2004	September 30, 2003
Total Shareholders' Equity, Beginning	$8,393	8,691
Net Income	471	418
Nonowner Changes in Equity, Net of Tax:
Change in Unrealized Gains and (Losses) on Available-for-Sale Securities,
Qualifying Cash Flow Hedges and Additional Pension Liability	336	(246)
Net Income and Nonowner Changes in Equity	807	172
Cash Dividends Declared:
Common Stock (2004 - $.32 per share and 2003 - $.29 per share)	(180)	(166)
Preferred Stock (a)	-	-
Stock Options Exercised Including Treasury Shares Issued	14	13
Stock-Based Compensation Expense	21	24
Loans Issued Related to Exercise of Stock Options, Net	-	(17)
Change in Corporate Tax Benefit Related to Stock-Based Compensation	7	-
Shares Purchased	(20)	(22)
Other	(2)	(1)
Total Shareholders’ Equity, Ending	$9,040	8,694
(a)	Dividend on Preferred Stock is $.185 million for the three months ended September 30, 2004 and 2003.

	For the Nine Months Ended
	September 30, 2004	September 30, 2003
Total Shareholders’ Equity, Beginning	$8,667	8,604
Net Income	1,349	1,223
Nonowner Changes in Equity, Net of Tax:
Change in Unrealized Gains and (Losses) on Available-for-Sale Securities,
Qualifying Cash Flow Hedges and Additional Pension Liability	(97)	(378)
Net Income and Nonowner Changes in Equity	1,252	845
Cash Dividends Declared:
Common Stock (2004 - $.96 per share and 2003 - $.84 per share)	(539)	(481)
Preferred Stock (b)	(1)	(1)
Stock Options Exercised Including Treasury Shares Issued	78	68
Stock-Based Compensation Expense	63	87
Loans Issued Related to Exercise of Stock Options, Net	(2)	(37)
Change in Corporate Tax Benefit Related to Stock-Based Compensation	10	(4)
Shares Purchased	(804)	(384)
Acquisitions	317	-
Other	(1)	(3)
Total Shareholders’ Equity, Ending	$9,040	8,694
(b)	Dividend on Preferred Stock is $.555 million for the nine months ended September 30, 2004 and 2003.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Condensed Consolidated Quarterly Statements of Income (Taxable Equivalent)

(unaudited) ($ in millions)

	For the Three Months Ended
	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003
Interest Income	$1,043	1,000	990	988	983
Taxable Equivalent Adjustment	9	9	9	10	10
Interest Income (Taxable Equivalent)	1,052	1,009	999	998	993
Interest Expense	286	238	240	253	258
Net Interest Income (Taxable Equivalent)	766	771	759	745	735
Provision for Credit Losses	30	88	83	94	112
Net Interest Income After Provision for Credit
Losses (Taxable Equivalent)	736	683	676	651	623
Noninterest Income	611	749	626	599	680
Noninterest Expense	644	744	652	657	657
Income from Continuing Operations Before Income Taxes and Cumulative Effect (Taxable Equivalent)	703	688	650	593	646
Applicable Income Taxes	223	231	211	182	209
Taxable Equivalent Adjustment	9	9	9	10	10
Income from Continuing Operations Before Cumulative Effect	471	448	430	401	427
Income from Discontinued Operations, Net of Tax	-	-	-	41	1
Income Before Cumulative Effect	471	448	430	442	428
Cumulative Effect of Change in Accounting Principle, Net of Tax	-	-	-	-	(10)
Net Income	$471	448	430	442	418
Net Income Available to Common Shareholders (a)	$471	448	430	441	417
(a)	Dividend on Preferred Stock is $.185 million for all quarters presented.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Noninterest Income and Noninterest Expense

(unaudited) ($ in millions)

	For the Three Months Ended
	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003
Noninterest Income
Electronic Payment Processing Revenue	$152	148	148	160	143
Service Charges on Deposits	134	131	123	125	125
Mortgage Banking Net Revenue	49	61	44	57	75
Investment Advisory Revenue	88	97	93	85	85
Other Noninterest Income	137	268	141	112	171
Operating Lease Revenue	35	44	52	58	66
Securities Gains, Net	16	-	25	2	15
Total Noninterest Income	611	749	626	599	680
Noninterest Expense
Salaries, Wages and Incentives	252	254	245	244	249
Employee Benefits	64	66	76	53	61
Equipment Expenses	22	19	20	21	21
Net Occupancy Expenses	45	47	46	47	36
Operating Lease Expenses	24	32	38	44	50
Other Noninterest Expense (a)	237	326	227	248	240
Total Noninterest Expense	$644	744	652	657	657

Full-Time Equivalent Employees	19,061	18,937	18,583	18,899	19,770
Banking Centers	1,005	992	960	952	942
(a)	Includes intangible amortization expense of $7 million, $6 million, $9 million, $10 million and $10 million for the three months ended September 30, 2004, June 30, 2004, March 31, 2004, December 31, 2003 and September 30, 2003, respectively.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited) ($ in millions, except share data)

	As of
	September 30, 2004	September 30, 2003
Assets
Cash and Due from Banks	$2,313	2,394
Available-for-Sale Securities (a)	31,557	28,011
Held-to-Maturity Securities (b)	254	145
Trading Securities	81	96
Other Short-Term Investments	384	163
Loans Held for Sale	452	1,528
Loans and Leases:
Commercial Loans	15,259	13,824
Construction Loans	4,448	3,470
Commercial Mortgage Loans	7,644	6,590
Commercial Lease Financing	4,558	4,249
Residential Mortgage Loans	6,481	4,493
Consumer Loans	18,638	17,712
Consumer Lease Financing	2,460	2,840
Unearned Income	(1,452)	(1,371)
Total Loans and Leases	58,036	51,807
Reserve for Credit Losses	(785)	(772)
Total Loans and Leases, net	57,251	51,035
Bank Premises and Equipment	1,233	1,000
Operating Lease Equipment	394	899
Accrued Interest Receivable	416	414
Goodwill	980	738
Intangible Assets	157	213
Servicing Rights	349	285
Other Assets	2,472	2,531
Total Assets	$98,293	89,452

Liabilities
Deposits:
Demand	$12,886	11,875
Interest Checking	19,362	18,715
Savings	8,307	7,895
Money Market	4,264	3,389
Other Time	7,140	6,686
Certificates - $100,000 and Over	1,521	2,009
Foreign Office	3,380	3,725
Total Deposits	56,860	54,294
Federal Funds Purchased	5,368	6,834
Short-Term Bank Notes	1,275	-
Other Short-Term Borrowings	7,330	6,907
Accrued Taxes, Interest and Expenses	2,199	2,289
Other Liabilities	1,093	1,179
Long-Term Debt	15,128	9,255
Total Liabilities	89,253	80,758
Total Shareholders’ Equity (c)	9,040	8,694
Total Liabilities and Shareholders’ Equity	$98,293	89,452
(a)	Amortized cost: September 30, 2004 - $31,751 and September 30, 2003 - $27,931
(b)	Market values: September 30, 2004 - $254 and September 30, 2003 - $145
(c)	Common Shares: Stated value $2.22 per share; authorized 1,300,000,000; outstanding September 30, 2004 - 561,112,890
(excluding	22,338,801 treasury shares) and September 30, 2003 - 570,298,014 (excluding 13,153,677 treasury shares).

FIFTH THIRD BANCORP AND SUBSIDIARIES

Loans and Leases Serviced

(unaudited) ($ in millions)

	As of
	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003
Commercial:
Commercial Loans	$15,259	15,244	14,469	14,209	13,824
Mortgage	7,644	7,541	7,197	6,894	6,590
Construction	4,077	3,768	3,493	3,301	3,143
Leases	3,357	3,275	3,327	3,264	3,161
Subtotal	30,337	29,828	28,486	27,668	26,718
Consumer:
Consumer Loans	17,829	17,522	17,037	16,670	17,092
Mortgage & Construction	6,852	6,213	5,264	4,760	4,820
Credit Card	809	779	757	762	620
Leases	2,209	2,337	2,368	2,448	2,557
Subtotal	27,699	26,851	25,426	24,640	25,089
Total Loans and Leases	58,036	56,679	53,912	52,308	51,807

Loans Held for Sale	452	577	1,661	1,881	1,528

Operating Lease Equipment	394	525	658	767	899

Loans and Leases Serviced for Others:
Residential Mortgage (a)	23,458	23,943	24,114	24,495	24,379
Commercial Mortgage (b)	2,091	2,104	2,147	2,085	2,018
Commercial Loans (c)	2,033	1,913	1,953	1,790	1,926
Commercial Leases (b)	220	217	226	185	178
Consumer Loans (d)	1,407	1,511	832	866	909
Total Loans and Leases Serviced for Others	29,209	29,688	29,272	29,421	29,410
Total Loans and Leases Serviced	$88,091	87,469	85,503	84,377	83,644
(a)	Fifth Third sells certain residential mortgage loans, primarily conforming and fixed-rate in nature, and retains servicing responsibilities.
(b)	Fifth Third sells certain commercial mortgage loans and commercial leases and retains servicing responsibilities.
(c)	Fifth Third transfers, subject to credit recourse and with servicing retained, certain investment grade commercial loans to an unconsolidated qualified special purpose entity (QSPE), which is wholly-owned by an independent third party.
(d)	Fifth Third sells certain consumer loans and retains servicing responsibilities.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields (Taxable Equivalent) and Rates

(unaudited) ($ in millions)

	For the Three Months Ended
	September 30, 2004		September 30, 2003
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Interest-Earning Assets:
Loans and Leases	$57,679	4.99%	$53,871	5.01%
Taxable Securities	30,241	4.08	27,659	4.20
Tax Exempt Securities	890	7.56	1,050	7.17
Other Short-Term Investments	282	1.51	257	1.37
Total Interest-Earning Assets	89,092	4.70	82,837	4.75
Cash and Due from Banks	2,265		1,398
Other Assets	5,603		5,925
Reserve for Credit Losses	(816)		(740)
Total Assets	$96,144		$89,420

Liabilities
Interest-Bearing Liabilities:
Interest Checking	$19,570	0.94%	$18,673	0.91%
Savings	8,212	0.76	8,095	0.70
Money Market	3,542	1.11	3,356	0.88
Other Time	6,786	2.65	6,827	2.86
Certificates-$100,000 and Over	2,211	1.64	3,586	1.28
Foreign Office Deposits	3,315	1.45	3,340	1.04
Federal Funds Purchased	4,847	1.42	7,357	1.04
Short-Term Bank Notes	1,275	1.46	-	-
Other Short-Term Borrowings	7,152	1.29	6,197	0.88
Long-Term Debt	15,054	2.70	9,581	3.76
Total Interest-Bearing Liabilities	71,964	1.58	67,012	1.53
Demand Deposits	12,537		10,859
Other Liabilities	2,782		2,988
Total Liabilities	87,283		80,859
Shareholders’ Equity	8,861		8,561
Total Liabilities and Shareholders’ Equity	$96,144		$89,420

Average Common Shares Outstanding:
Basic	560,335,242		570,087,666
Diluted	566,543,043		578,777,162

Ratios:
Net Interest Margin (Taxable Equivalent)		3.42%		3.52%
Net Interest Rate Spread (Taxable Equivalent)		3.12%		3.22%
Interest-Bearing Liabilities to Interest-Earning Assets		80.77%		80.90%

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields (Taxable Equivalent) and Rates

(unaudited) ($ in millions)

	For the Nine Months Ended
	September 30, 2004		September 30, 2003
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Interest-Earning Assets:
Loans and Leases	$56,236	4.94%	$51,918	5.29%
Taxable Securities	29,696	4.16	27,322	4.50
Tax Exempt Securities	935	7.47	1,066	7.22
Other Short-Term Investments	260	1.15	340	1.08
Total Interest-Earning Assets	87,127	4.69	80,646	5.03
Cash and Due from Banks	2,140		1,451
Other Assets	5,625		5,043
Reserve for Credit Losses	(793)		(716)
Total Assets	$94,099		$86,424

Liabilities
Interest-Bearing Liabilities:
Interest Checking	$19,464	0.81%	$18,469	1.04%
Savings	7,771	0.62	8,128	0.85
Money Market	3,220	0.94	3,122	1.05
Other Time	6,602	2.63	7,315	3.04
Certificates-$100,000 and Over	1,949	1.52	3,616	1.45
Foreign Office Deposits	4,575	1.12	3,275	1.20
Federal Funds Purchased	6,238	1.12	6,832	1.19
Short-Term Bank Notes	941	1.24	-	-
Other Short-Term Borrowings	7,143	1.05	4,907	1.11
Long-Term Debt	12,564	2.97	8,612	4.28
Total Interest-Bearing Liabilities	70,467	1.45	64,276	1.73
Demand Deposits	12,065		10,153
Other Liabilities	2,831		2,913
Total Liabilities	85,363		77,342
Minority Interest	-		313
Shareholders’ Equity	8,736		8,769
Total Liabilities and Shareholders’ Equity	$94,099		$86,424

Average Common Shares Outstanding:
Basic	561,626,871		572,764,870
Diluted	568,948,343		581,055,137

Ratios:
Net Interest Margin (Taxable Equivalent)		3.52%		3.65%
Net Interest Rate Spread (Taxable Equivalent)		3.24%		3.30%
Interest-Bearing Liabilities to Interest-Earning Assets		80.88%		79.70%

FIFTH THIRD BANCORP AND SUBSIDIARIES

Regulatory Capital

(unaudited) ($ in millions)

	September 30, 2004 (a)	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003
Tier 1 Capital:
Shareholders’ Equity	$9,040	8,393	8,864	8,667	8,694
Goodwill and Certain Other Intangibles	(1,137)	(1,143)	(893)	(933)	(951)
Unrealized Losses/(Gains)	152	491	(162)	57	(43)
Other	599	605	585	481	482
Total Tier 1 Capital	$8,654	8,346	8,394	8,272	8,182
Total Capital:
Tier 1 Capital	$8,654	8,346	8,394	8,272	8,182
Qualifying Reserves for Credit Losses	804	831	801	787	788
Qualifying Subordinated Notes	935	932	926	1,037	1,057
Total Risk-Based Capital	$10,393	10,109	10,121	10,096	10,027
Risk-Weighted Assets	$80,902	79,307	77,056	74,725	72,893
Ratios (percent):
Average Shareholders’ Equity to Average Assets	9.22%	9.09	9.56	9.61	9.57
Risk-Based Capital:
Tier 1 Capital	10.70%	10.52	10.89	11.07	11.22
Total Capital	12.85%	12.75	13.13	13.51	13.76
Tier 1 Leverage	9.12%	8.97	9.23	9.23	9.21
(a)	September 30, 2004 regulatory capital data and ratios are estimated.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Asset Quality

(unaudited) ($ in millions)

	For the Three Months Ended
Summary of Credit Loss Experience	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003
Losses Charged Off:
Commercial, Financial and Agricultural Loans	$(24)	(21)	(30)	(57)	(39)
Real Estate - Commercial Mortgage Loans	(1)	(2)	(3)	(2)	(5)
Real Estate - Construction Loans	-	(3)	(1)	(1)	(2)
Real Estate - Residential Mortgage Loans	(3)	(3)	(4)	(9)	(3)
Consumer Loans	(37)	(38)	(40)	(37)	(34)
Lease Financing	(7)	(9)	(9)	(9)	(9)
Total Losses	(72)	(76)	(87)	(115)	(92)

Recoveries of Losses Previously Charged Off:
Commercial, Financial and Agricultural Loans	3	3	4	5	4
Real Estate - Commercial Mortgage Loans	1	1	1	1	1
Real Estate - Construction Loans	-	-	-	-	-
Real Estate - Residential Mortgage Loans	-	-	-	-	-
Consumer Loans	9	11	10	11	10
Lease Financing	2	2	2	2	2
Total Recoveries	15	17	17	19	17

Net Losses Charged Off:
Commercial, Financial and Agricultural Loans	(21)	(18)	(26)	(52)	(35)
Real Estate - Commercial Mortgage Loans	-	(1)	(2)	(1)	(4)
Real Estate - Construction Loans	-	(3)	(1)	(1)	(2)
Real Estate - Residential Mortgage Loans	(3)	(3)	(4)	(9)	(3)
Consumer Loans	(28)	(27)	(30)	(26)	(24)
Lease Financing	(5)	(7)	(7)	(7)	(7)
Total Net Losses Charged Off	$(57)	(59)	(70)	(96)	(75)

Reserve for Credit Losses, Beginning	$812	783	770	772	735
Total Net Losses Charged Off	(57)	(59)	(70)	(96)	(75)
Provision Charged to Operations	30	88	83	94	112
Reserve for Credit Losses, Ending	$785	812	783	770	772

	As of
Nonperforming and Underperforming Assets	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003
Nonaccrual Loans and Leases (a)	$207	216	233	242	271
Renegotiated Loans and Leases	3	3	1	8	-
Other Assets, Including Other Real Estate Owned	72	64	74	69	52
Total Nonperforming Assets	282	283	308	319	323
Ninety Days Past Due Loans and Leases (a)	137	132	133	145	146
Total Underperforming Assets	$419	415	441	464	469

Average Loans and Leases (b)	$57,160	54,960	52,927	52,402	50,615
Loans and Leases (b)	$58,036	56,679	53,912	52,308	51,807

Ratios
Net Losses Charged Off as a Percent of Average Loans and Leases	0.40%	0.43	0.54	0.72	0.59
Reserve as a Percent of Loans and Leases	1.35%	1.43	1.45	1.47	1.49
Nonperforming Assets as a Percent of Loans, Leases and Other Assets, Including Other Real Estate Owned	0.48%	0.50	0.57	0.61	0.62
Underperforming Assets as a Percent of Loans, Leases and Other Assets, Including Other Real Estate Owned	0.72%	0.73	0.82	0.89	0.90
(a)	Nonaccrual includes $22 million and Ninety Days Past Due includes $40 million of residential mortgage loans as of September 30, 2004.
(b)	Excludes loans held for sale.